Exhibit 10.34

[Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions]

First AMENDMENT TO LEASE Agreement

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) made as of December 31, 2024 (“Effective Date”), by and between WARREN CC ACQUISITIONS, LLC, a Delaware limited liability company (“Landlord”) and PTC THERAPEUTICS, INC., a Delaware corporation, (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of May 24, 2022 (the “Lease”) for certain Land located in the Warren Corporate Center in the Township of Warren and all of the improvements thereon, including, but not limited to, Building 400, Building 500, and the Parking Deck (the “Original Premises”); and

WHEREAS, Landlord and Tenant each wish to amend the Lease by, among other things, terminating the Lease with respect to: (i) the Building 400 Land, and (ii) Building 400 (collectively, the “Surrender Premises”), on the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant each wish to amend the Lease to provide that effective on the Surender Effective Date, (i) the Courtyard and the Courtyard Furniture, (ii) the Parking Deck, and (iii) the Generator Facility (as defined herein), all become and are treated as Limited Common Facilities under the Declaration; and

WHEREAS, Landlord and Tenant each wish to amend the Lease to provide that effective on the Surender Effective Date, the Volleyball Court becomes and is treated as a General Common Facility under the Declaration; and

WHEREAS, Landlord and Tenant each wish to amend the Lease as of the date hereof in accordance with, and subject to, the provisions of this Amendment.

NOW, THEREFORE, in consideration of the sum of [**] Dollars and other good and valuable consideration exchanged by Landlord and Tenant, the receipt and sufficiency of which hereby expressly are acknowledged, it is agreed as of the date hereof:

1.Definitions.  For the purposes of this Amendment, words and phrases used herein with initial capital case letters and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Lease. The above recitals are incorporated by reference into this Amendment.
2.Interim Payment(s) Obligation.
(a)Beginning on the Surrender Effective Date through December 31, 2027, Tenant shall pay to Landlord in connection with the surrender of the Surrender Premises termination payments on a monthly basis equal to (i) the amounts shown on the Interim Basic Rent Schedule below (subject to the abatement of Basic Rent with respect to the Phase II Premises which continues through May 31, 2025 in accordance with the Lease), and (ii) any Additional Rent applicable to the Surrender Premises payable through December 31, 2027 pursuant to the terms of the Lease if the Lease with respect to the Surrender Premises was not terminated pursuant to the terms hereof (other than those payment obligations expressly modified pursuant to the terms of this Amendment), including, without limitation, operating expenses and real estate taxes as specified in the Lease, Declaration Charges and Tenant’s Interim Gas/Electric Charges (as defined herein).  For the avoidance of doubt, it is the intention of Landlord and Tenant that until December 31, 2027, with respect to the Surrender Premises, Landlord shall receive all Basic Rent as now reflected in the Interim Basic Rent Schedule below and all Additional Rent that it would have received if the Surrender Premises was not surrendered pursuant to the terms of this Amendment, other than those obligations that are modified or released pursuant to this Section 2 and Section 3 below.  For purposes hereof, “Tenant’s Interim Gas/Electric Charges” means, for each month from and after the Effective Date until December 31, 2027 (i) the monthly amount Tenant paid to the applicable utility or to Landlord for gas and electric services for the Surender Premises during the corresponding month in the prior year (with the payments of gas/electrical charges in the corresponding month being referred to as the “Corresponding Interim Payments”), plus (ii) the cost of the gas and electric services supplied to the Surender Premises due for the month in question in excess of the applicable Corresponding Interim Payment due to rate or demand increases (the “Additional Monthly Charges”).  Landlord shall send to Tenant a written notice of the Corresponding Interim Payments for the month in question.  Within thirty (30) days after receipt of such written notice, Tenant shall pay Landlord the Corresponding Interim Payments.  On quarterly basis, Landlord shall calculate the Additional Monthly Charges for such calendar quarter and send to Tenant a written notice of same for the calendar quarter in question.  Within thirty (30) days after receipt of such written notice, Tenant shall pay Landlord the Additional Monthly Charges.  Notwithstanding anything to the contrary above, Tenant shall have no obligations to pay the Additional Monthly Charges (and shall only be responsible for the Corresponding Interim Payments) from and after the date that Landlord or a new tenant at Building 400 (a “New Tenant”) modifies any equipment providing the HVAC to the Surrender Premises or the equipment supplying electricity to the Surrender Premises, installs any partitions in the Surrender Premises or commences construction (including demolition) to ready the Surrender Premises for occupancy by the New Tenant.

Interim Basic Rent Schedule

PERIOD	ANNUAL RATE PSF	ANNUAL BASIC RENT	MONTHLY BASIC RENT
From the Surrender Effective Date (as defined herein) through May 31, 2025:	[**]	[**]	[**]
From June 1, 2025 through May 31, 2026:	[**]	[**]	[**]
From June 1, 2026 through May 31, 2027:	[**]	[**]	[**]

From June 1, 2027 through December 31, 2027:	[**]	[**]	[**]

For the avoidance of doubt, Tenant shall pay one hundred percent (100%) of the Basic Rent (being the Basic Rent as now reflected in the Interim Basic Rent Schedule above and the Basic Rent schedule for Building 500 set forth in Section 4(e) below) and Additional Rent applicable in accordance with the terms of the Lease as amended by this Amendment (including the Additional Rent described in this Section 2(a)); provided, that charges for gas and electric services for the Surrender Premises shall only be payable as set forth above in this Section 2(a) and Tenant’s Interim Gas/Electric Charges shall be in lieu of all other charges for gas and electric services to the Surrender Premises, whether metered, submetered or otherwise charged.

(b)Tenant will remit to Landlord on the Surrender Effective Date the amount of [**] as contribution to the leasing commission for a new tenancy at Building 400. In addition, in lieu of the Broker’s Contribution to Tenant’s TI Fund in the amount of [**], such sum is hereby forfeited by Tenant and such sum shall be retained by Landlord or used in Landlord’s sole discretion, which may include being used to pay the leasing commission for a new tenancy at Building 400. Tenant hereby releases Landlord from its obligations to pay such [**] into Tenant’s TI Fund to fund Tenant’s Office Use Finish Work or Tenant’s Laboratory Use Finish Work.

(c)Tenant’s obligations to pay to Landlord the termination payments pursuant to the Interim Basic Rent Schedule and the other payments set forth in this Section 2, including, without limitation, operating expenses and real estate taxes as specified in the Lease, Declaration Charges, Tenant’s Interim Gas/Electric Charges and the contribution for leasing commissions, shall be deemed to be Additional Rent for all purposes of the Lease.  If Tenant fails to pay any of the amounts described in the immediately preceding sentence when due and such default continues for more than five (5) business days after receipt of written notice from Landlord of such default, then an Event of Default shall occur, and Landlord shall have the right to exercise any rights and remedies it may have under Article 19 of the Lease with respect to the Lease.

3.Surrender of the Surrender Premises.
(a)Tenant hereby surrenders, grants, gives up, delivers and yields unto Landlord as of 11:59 PM on the Effective Date (the “Surrender Effective Date”), as if said date were the date specified in the Lease for the expiration thereof, all of its right, title and interest in and to the Surrender Premises, together with all alterations, additions or improvements upon or in the Surrender Premises broom clean and in good order and condition, to the intent and purpose that all of Tenant’s estate in and to the Surrender Premises shall be wholly extinguished as of the Surrender Effective Date. Landlord hereby accepts from Tenant as of 11:59 PM on the Surrender Effective Date, such surrender of all of Tenant's right, title and interest in and to the Surrender Premises.  The parties hereby declare and agree that, if Tenant surrenders the Surrender Premises in its “as is” condition as of the Surrender Effective Date, broom clean and in good order and condition on the Surrender Effective Date, the Surrender Premises shall be released and discharged from the operation of the Lease as of such date, provided, that the obligations of Tenant to make the payments to Landlord pursuant to Section 2 of this Amendment shall continue to be obligations of Tenant under the Lease.  Until the Surrender Effective Date, all applicable provisions of the Lease (without giving effect to this Amendment) will continue to apply to the Surrender Premises.  From and after the Surrender Effective Date, the term “Premises” shall mean the Original Premises less the Surrender Premises.  Subject to any expressly surviving obligations, including, but not limited to, the payment of the Interim Basic Rent and Additional Rent as set forth in Section 2 above, including, without limitation, operating expenses and real estate taxes as specified in the Lease, Declaration Charges and Tenant’s Interim Gas/Electric Charges, from and after the Surrender Effective Date, Tenant shall have no responsibility for any obligations relating to the possession, control, use or occupancy of the Surrender Premises.
(b)Notwithstanding anything in the Lease to the contrary, from and after the Surrender Effective Date until December 31, 2027:  (i) Landlord shall manage the Surrender Premises, including, but not limited to, the Building 400 Building Systems, in a manner consistent with Tenant’s obligation with respect to the Premises pursuant Section 7.1 of the Lease but adjusted to a vacant state for a building without occupants, and any costs incurred by Landlord therefor shall be reimbursed by Tenant to Landlord within thirty (30) days following Landlord’s submission of an invoice that is not disputed in good faith by Tenant therefor; provided, however, that (A) only routine and preventive maintenance of Building 400 Building Systems typically performed in vacant Class A buildings and minor repairs done in the most reasonably cost-effective manner as necessary to keep the HVAC system functioning as it currently functions shall be performed by Landlord, (B) Tenant shall not be liable for the cost of repairs in excess of the foregoing standard or replacements to the Building 400 Building Systems, the Building 400 roof or the respective components thereof, and (C) Tenant shall not be responsible for the payment or reimbursement of any property management fees; and (ii) Landlord shall insure the Surrender Premises in accordance with Section 14.1(g) of the Lease and Tenant shall reimburse Landlord for the premiums paid by Landlord for obtaining and maintaining such insurance as Insurance Payments under the Lease; provided, that, in no event shall Tenant’s insurance payments be required to cover any construction activities of parties (other than Tenant or its contractors occurring in the Surrender Premises) or any contents in the Surrender Premises placed therein by Landlord or the New Tenant.
(c)Tenant’s indemnification obligations set forth in Section 14.3 shall extend to the Surrender Premises but only to the earlier of (i) December 31, 2027, or (ii) the New Tenant Commencement Date.  For purposes hereof, the term “New Tenant Commencement Date” shall mean the earliest to occur of (x) the date on which Landlord gives a New Tenant possession of the Surrender Premises for construction activities, (y) Landlord commences construction within the Surrender Premises or any portion thereof, or (z) the commencement date of the term of any new lease for the Surrender Premises (regardless of when rent commences).  At Tenant’s request, Landlord shall provide the fully executed memorandum of lease for such new lease to Tenant or other indication that Landlord or the New Tenant shall have commenced pre-construction or construction activities at the Surrender Premises.
(d)Promptly after the Surrender Effective Date, the gas and electric services for the Surrender Premises will be transferred into Landlord’s name and all charges therefor shall be paid by Landlord; provided, however, that Landlord will bill and Tenant will pay Tenant’s Interim Gas/Electric Charges as set forth in Section 2(a) through December 31, 2027.  Promptly after the Surrender Effective Date, the gas and electric services (if and as applicable) for the Parking Deck, the Generator Facility, the Courtyard and the Volleyball Court will be transferred into the

Landlord’s or the Association’s name, as shall be consistent with the amendment to the Declaration,  and all charges therefor shall be paid by Landlord or the Association, as applicable subject to inclusion thereof as part of Declaration Charges.
(e)Subject to Tenant’s continued rights to use the Parking Deck (including the EV chargers), Tenant hereby surrenders, grants, gives up, delivers and yields unto Landlord or the Association (as consistent with the amendment to the Declaration) as of 11:59 PM on Surrender Effective Date the Parking Deck (including the EV chargers, which shall be treated as a part of the Parking Deck), which shall be maintained, repaired and replaced by Landlord or by the Association (as consistent with the amendment to the Declaration) and shall be treated as a Limited Common Facility), Subject to Tenant’s continued rights to use the following facilities as herein set forth, Tenant hereby surrenders, grants, gives up, delivers and yields unto the Association as of 11:59 PM on Surrender Effective Date, the Generator Facility, the Courtyard and the Courtyard Furniture and the Volleyball Court. The Declaration shall contemporaneously herewith be amended to state that the Association accepts the Generator Facility, the Courtyard and the Courtyard Furniture as Limited Common Facilities and the Volleyball Court as a General Common Facilities on the terms set forth in this Amendment, each as of the Surrender Effective Date. The Declaration shall contemporaneously herewith be amended to state that Landlord or the Association accepts the Parking Deck (and the EV chargers) as Limited Common Facilities on the terms set forth in this Amendment, as of the Surrender Effective Date.  From and after the Surrender Effective Date, the term “Premises” shall no longer include the Parking Deck, the Generator Facility, the Courtyard and the Courtyard Furniture and the Volleyball Court. Subject to payment to Landlord of Declaration Charges, from and after the Surrender Effective Date, (i) Tenant shall have no responsibility for any obligation relating to the possession and control of the Parking Deck and the EV chargers, the Generator Facility, the Courtyard and the Courtyard Furniture but shall be entitled to continued use thereof as Limited Common Facilities, and (ii) Tenant shall have no responsibility for any obligation relating to the possession and control of the Volleyball Court, but shall be entitled to continued use thereof as a General Common Facility. For the avoidance of doubt, notwithstanding that the Parking Deck (and EV chargers) shall be under the control of Landlord or the Association, Landlord shall be responsible for the repair, replacement and restoration of the Parking Deck (and EV charges) in connection with a casualty, and shall carry insurance on the Parking Deck (and the EV chargers), with costs payable by Tenant limited to [**] of all such costs relating to the Parking Deck; provided, however, that (x) Tenant shall have no obligation for performing any maintenance, and (y) Tenant’s obligation to pay or reimburse for costs attributable to the Parking Deck (and EV charges) shall not include costs which Landlord is required to bear in accordance with the Lease.
4.Amendments to the Lease.
(a)	From and after the Surrender Effective Date, Paragraph (1) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(1)Land:

The land containing approximately 30.842 acres as shown on the site plan attached hereto as part of Schedule A and as described by metes and bounds in the legal description also attached hereto as part of

Schedule A and currently designated as Block 37, Lot 13.05 on the official tax map of the Township of Warren.”
(b)	From and after the Surrender Effective Date, Paragraph (2) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(2)Building:

The four (4) story building having an address of 500 Warren Corporate Center Drive, Warren, New Jersey on the Land (“Building 500”), together with all fixtures, equipment and installations, which at the commencement of or during the Term, are thereto attached, and any and all renewals and replacements thereof, additions thereto and substitutes therefor made in accordance with the provisions of this Lease.”

(c)	From and after the Surrender Effective Date, Paragraph (3) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(3)Parking Deck:

Three (3) story parking deck located partially on the Land and partially on the adjacent land designated as Block 37, Lot 13.07 on the official tax map of the Township of Warren (the “Building 400 Land”) serving both Building 500 and the building located on the Building 400 Land (“Building 400”) (the “Parking Deck”).” From and after the Surrender Effective Date, the Parking Deck, including the EV chargers, shall be a limited common facility for which Landlord or the Association (consistent with the terms of the Declaration, as amended) shall be responsible for maintenance, repairs and replacements as provided in the Declaration (as amended).

(d)	From and after the Surrender Effective Date, Paragraph (4) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(4)Premises:	The Land (excluding any portion of the Parking Deck located on the Land and the Volleyball Court), Building 500, and all other improvements thereon.”
(e)	Until the Surrender Effective Date, Basic Rent shall be payable in accordance with the rent schedule set forth in Paragraph (10) of the Basic Lease Provisions of the

Lease. From and after the Surrender Effective Date, the rent schedule in Paragraph (10) of the Basic Lease Provisions of the Lease is hereby modified as follows:
PERIOD	ANNUAL RATE PSF	ANNUAL BASIC RENT	MONTHLY BASIC RENT
From June 1, 2024 through May 31, 2025:	[**]	[**]	[**]
From June 1, 2025 through May 31, 2026:	[**]	[**]	[**]
From June 1, 2026 through May 31, 2027:	[**]	[**]	[**]
From June 1, 2027 through May 31, 2028:	[**]	[**]	[**]
From June 1, 2028 through May 31, 2029:	[**]	[**]	[**]
From June 1, 2029 through May 31, 2030:	[**]	[**]	[**]
From June 1, 2030 through May 31, 2031:	[**]	[**]	[**]
From June 1, 2031 through May 31, 2032:	[**]	[**]	[**]
From June 1, 2032 through May 31, 2033:	[**]	[**]	[**]
From June 1, 2033 through May 31, 2034:	[**]	[**]	[**]
From June 1, 2034 through May 31, 2035:	[**]	[**]	[**]
From June 1, 2035 through May 31, 2036:	[**]	[**]	[**]
From June 1, 2036 through May 31, 2037:	[**]	[**]	[**]

From June 1, 2037 through May 31, 2038:	[**]	[**]	[**]
From June 1, 2038 through May 31, 2039:	[**]	[**]	[**]

(f)	From and after the Surrender Effective Date, Paragraph (11) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(11) Parking Spaces:

All of the parking spaces in the eastern half of the Parking Deck consisting of Six Hundred Ninety-Eight (698) total parking spaces (685 regular parking spaces and 13 handicapped parking spaces), and the use of such parking spaces shall be designated by signage.”

(g)	From and after the Surrender Effective Date, Paragraph (12) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(12) Security:

$10,000,000.00, subject to (i) a fifty percent (50%) reduction on July 1, 2027 to $5,000,000.00 (the “First Reduction Date”), and (ii) a fifty percent (50%) reduction on December 31, 2028 to $2,500,000.00 (the “Second Reduction Date”), which reduced amount shall remain for the balance of the Term, on the terms more specifically set forth in Article 28.  The Security shall be provided to Landlord in the form of a letter of credit pursuant to Article 28).”

(h)	From and after the Surrender Effective Date, Paragraph (14) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(14) Tenant’s Campus Proportionate Share:

22.11%, derived from a fraction, the numerator of which is the total rentable square feet in Building 500 (i.e. 180,859 r.s.f.) that are part of the Premises, and the denominator of which is the total rentable square feet in Buildings 100, 200, 300, 400 and 500 (i.e. 817,971 r.s.f.) that are part of the Campus.”

(i)	From and after the Surrender Effective Date, Paragraph (21) of the Basic Lease Provisions of the Lease is hereby deleted in its entirety and replaced with the following:
“(21) Courtyard Furniture:

The furniture listed on Schedule H located in the courtyard between Building 400 and Building 500 (the “Courtyard”) is owned by Landlord and is for Tenant’s use in common with any tenant of Building 400, without cost. Tenant shall not sell or otherwise dispose of the Courtyard Furniture without Landlord prior written consent.”

(j)	From and after the Surrender Effective Date, Section 2.3 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.3No Remeasurement of the Buildings.  Landlord and Tenant agree that, for all purposes of this Lease, Building 500 contains One Hundred Eighty Thousand Eight Hundred Fifty-Nine (180,859) rentable square feet.”

(k)	From and after the Surrender Effective Date, the third sentence of Section 2.6 of the Lease is hereby amended to add the following to the end thereof: “including, but not limited to, the Parking Deck which shall be deemed a Limited Common Facility under the Declaration”.
(l)	From and after the Surrender Effective Date, the first sentence of Section 5.1(b) of the Lease is hereby deleted in its entirety and replaced with the following: “Beginning on the Commencement Date, Tenant shall be responsible for Tenant’s Campus Proportionate Share of all costs, expenses and assessments charged to the owners of all of the land that comprises the Campus pursuant to the terms and provisions of the Declaration, as well as [**] of all costs and expenses relating to the Limited Common Areas attributable to the Premises pursuant to the terms of the Declaration (which costs, expenses and assessments shall, as of the Surrender Effective Date, also include all such costs relating to the Parking Deck, the Courtyard and the Generator Facility), provided that for so long as Landlord or a Landlord Affiliate controls the management of the Association there shall not be charged any rent for the Amenities Building (or any portion thereof), nor shall Landlord pass through any penalties, fines, late fees or similar charges incurred by the Association or by Landlord in connection with the obligations of the Association (“Declaration Charges”).”
(m)	From and after the Surrender Effective Date, all references in the Lease to “the Buildings”, “each of the Buildings”, “either of the Buildings”, “either or both of the Buildings”, “either Building”, “both of the Buildings”, “the Buildings or the Parking Deck”, “the Buildings, the Parking Deck”, “the Buildings, the Parking Decks”, “the Buildings and/or the Parking Deck”, and “the Buildings and the Parking Deck”, unless expressly set forth otherwise herein, are replaced with

“Building 500” unless context requires otherwise. From and after the Surrender Effective Date, references in the Lease to the Parking Deck shall include the EV chargers, unless context requires otherwise.
(n)	From and after the Surrender Effective Date, the clause “and all maintenance, repairs and replacements to the Parking Deck and all systems serving the Parking Deck (other than the structural elements of the Parking Deck which Landlord is responsible to repair and replace pursuant to Section 7.2(a))” at the end of the second sentence of Section 7.1(a) of the Lease is hereby deleted in its entirety, and instead the provisions of Section 7.2(a) shall be interpreted in a manner consistent with the First Amendment and the Declaration, as amended.
(o)	From and after the Surrender Effective Date, the first two sentences of Section 7.2(a) of the Lease are hereby deleted in their entirety and replaced with the following: “Landlord or the Association shall complete all maintenance, repairs and replacements to the foundation, the structural columns and beams, structural elevator and stairwell shafts, the exterior walls, the exterior windows, and the structural elements of the Parking Deck, the EV chargers located in the Parking Deck, and all exterior drive aisles, circulation areas and exterior lighting on the Premises in a manner required by the Declaration. The costs and expenses incurred by the Association in connection with such maintenance, repairs and replacements constitute Declaration Charges for which Tenant is responsible pursuant to Section 5.1(b) above.” For clarity, this Section is being modified because the Parking Deck and the EV chargers located therein, as of the Surrender Effective Date, are deemed Limited Common Facilities under the Declaration, and Landlord or the Association will be responsible therefor with the related costs included in Declaration Charges, as provided in Section 8.4 of the Lease, as amended.
(p)	From and after the Surrender Effective Date, the phase “intends to convert a significant amount of space within the Buildings to Laboratory Use which will involve Major Work to, among other things, the Buildings’ HVAC systems and other Building Systems” in Section 7.3(b) of the Lease is hereby deleted.
(q)	From and after the Surrender Effective Date, Section 8.4 of the Lease is hereby deleted in its entirety and replaced with the following:

“8.4Parking.  Tenant shall have exclusive use of the eastern half of the Parking Deck as well as the exclusive use of the drive aisle drop-off area and loading areas adjacent to the Building 500. Tenant shall have the right, at Tenant’s sole cost and expense, to designate certain parking spaces within the eastern half of the Parking Deck for guests, visitors, contractors, and others in Tenant’s reasonable discretion, subject to applicable Legal Requirements. Tenant’s rights in the preceding sentence shall be no less than similar rights which Landlord or the Association shall allow to the tenant of Building 400. At no time will Landlord charge a fee for use of the Parking Deck, other than those costs relating to the Parking Deck included within the Declaration Charges. The Parking Deck will be treated as a

Limited Common Facility under the Declaration, except that Tenant shall have the exclusive right to use the eastern half of the Parking Deck and the tenant of Building 400 shall have the exclusive right to use the western half of the Parking Deck. If necessary, Landlord will amend the Declaration to include the Parking Deck as a Limited Common Facility consistent with the terms of this Section 8.4.  Landlord will promptly provide a copy of such amendment to Tenant. Landlord or the Association shall be responsible for the operation, management, maintain, repair and replacement of the Parking Deck, consistent with the Declaration, as amended.  All costs to operate, manage, maintain and repair the Parking Deck shall be included in Declaration Charges. All costs to replace or restore the Parking Deck shall be borne by Landlord as consistent with the terms of the Lease ”

(r)	From and after the Surrender Effective Date, new Sections 9.5 and 9.6 of the Lease are hereby inserted into the Lease immediately following Section 9.4, as follows:

“9.5The Courtyard.  The courtyard between Building 400 and Building 500 (the “Courtyard”) shall be for the shared, exclusive use of Tenant and any tenant or occupant of Building 400. During the Term, the Courtyard will be furnished and equipped with the Courtyard Furniture as is located therein, and Landlord shall have the right, from time to time, to replace and modify such furniture and equipment. The Courtyard and the Courtyard Furniture shall be available for use by Tenant, its employees and guests, on a non-exclusive basis, in common with the owners and tenants in Building 400 and their employees and guests.   The Association shall be responsible for the operation and management of the Courtyard and the Courtyard Furniture (as a Limited Common Facility under the Declaration) in a manner similar to such facilities serving other buildings in the Campus.  All costs to operate, manage, maintain, repair and replace the Courtyard (including landscaping) and the Courtyard Furniture shall be included in Declaration Charges. Tenant shall not remove the Courtyard Furniture from the Courtyard at any time, including upon the expiration or sooner termination of this Lease.

9.6The Volleyball Court.  The volleyball court on the Building 500 Land (but excluded from the Premises) (the “Volleyball Court”) shall be for the non-exclusive use of all Permitted Users (as defined in the Declaration) as a General Common Facility under the Declaration.  The Association shall be responsible for the operation and management of the Volleyball Court in a manner similar to other such amenities in the Campus.  All costs to operate, manager, maintain, repair and replace the Volleyball Court shall be included in Declaration Charges.”

(s)	From and after the Surrender Effective Date, (i) the reference to “the Buildings or the Parking Deck,” in Section 17.2 of the Lease is hereby deleted in its entirety and replaced with “Building 500”, and (ii) the following is added to the end of Section 17.2: “If there is damage or destruction to the Parking Deck, Landlord shall promptly commence restoration of the Parking Deck or, if applicable, enforce its rights under the Declaration to cause the Association to commence restoration of the Parking Deck, in either case with reasonable promptness and thereafter prosecute such restoration with diligence and complete it as soon as reasonably possible”.
(t)	From and after the Surrender Effective Date, the last sentence of Article 25 of the Lease is hereby deleted in its entirety and replaced with the following: “Landlord shall have no obligation to make any contribution to Tenant’s TI Fund (including, but not limited to, the “Third Installment” (as that term is defined in Tenant’s Broker Commission Agreement).”
(u)	From and after the Surrender Effective Date, Section 28.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“28.2Reduction of Security.  On the First Reduction Date, provided that  (i) Tenant has not been in default of any monetary obligations or any material non-monetary obligations under this Lease (including any monthly termination payments under this Amendment) beyond any applicable notice and cure periods within the twelve (12) month period prior to the First Reduction Date, (ii) Landlord has not delivered to Tenant a notice of default of its monetary obligations or any material non-monetary obligations more than three (3) times prior to the First Reduction Date, and (iii) Tenant meets the “Creditworthiness Test” (as defined below), Tenant shall be entitled to reduce the amount of the Security by fifty percent (50%) so that the Security shall be $5,000,000.00 for the remainder of the Term, as the same may be extended pursuant to Section 31.1, unless reduced pursuant to the following portions of this provision. On the Second Reduction Date, provided that (1) Tenant has not been in default of any monetary obligations or any material non-monetary obligations under this Lease (including any monthly termination payments under this Amendment) beyond any applicable notice and cure periods within the twelve (12) month period prior to the Second Reduction Date, (2) Landlord has not delivered to Tenant a notice of default of its monetary obligations or any material non-monetary obligations more than three (3) times since the First Reduction Date, and (3) if Tenant met the Creditworthiness Test on the First Reduction Date, Tenant shall be entitled to reduce the amount of the Security by fifty percent (50%) so that the Security shall be $2,500,000.00 for the remainder of the Term, as the same may be extended pursuant to Section 31.1. If Tenant did not meet the Creditworthiness Test on the First Reduction Date, but satisfies the conditions of subpart (1) and subpart (2) in the preceding sentence, and Tenant meets the Creditworthiness Test on the Second Reduction Date, then Tenant shall be entitled to reduce the amount of the Security by seventy-five percent (75%) so that the Security shall be $2,500,000.00 for the remainder of the Term, as the same may be extended pursuant to Section 31.1. If Tenant did not meet the Creditworthiness Test on the First Reduction Date and did not meet the Creditworthiness Test on the Second Reduction Date, resulting in the Security Deposit being $10,000,000.00, then on each anniversary of the Second Reduction Date, provided, that Tenant satisfies the conditions of subpart (1) and subpart (2) of above, and at that time meets the Creditworthiness Test, Tenant shall be entitled to reduce the amount of the Security by seventy-five percent (75%) so that the Security shall be $2,500,000.00 for the remainder of the Term, as the same may be extended pursuant to Section 31.1. If Tenant is entitled to a reduction in the Security, Tenant shall replace the Security then being held by Landlord with a letter of credit in the reduced amount set forth in the applicable of the preceding sentences.  “Creditworthiness Test” means a creditworthiness any credit rating above “junk grade” by Fitch Ratings, S&P Global Ratings or Moody’s Ratings (Baa3 and above by Moody’s, BBB- and above by S&P and BBB- and above by Fitch) and a creditworthiness satisfactory to Landlord in its reasonable discretion. All terms applicable to the Security under this Article 28 shall otherwise apply.”

(v)	From and after the Surrender Effective Date, the phrase “right of first offer to purchase Building 400 and/or Building 500 (such Building or Buildings referred to in this Article 35 as the “Sale Property”)” in Section 35.1(a) of the Lease is hereby deleted in its entirety and replaced with “right of first offer to purchase Building 500 (such Building referred to in this Article 35 as the “Sale Property”)”.
(w)	From and after the Surrender Effective Date, the following new sentence is hereby inserted at the end of Section 35.2: “For the avoidance of doubt, Tenant’s ROFO Right shall not apply to any recapitalization, transfer or refinance of any direct or indirect equity interests in Landlord held by Landlord’s current equity partner, Rubenstein Partners, or its Affiliates.”
(x)	From and after the Surrender Effective Date, Schedule A (Site Plan Showing the Land and Metes and Bounds Description of the Land) attached to the Lease shall be deleted in its entirety and replaced with Schedule A (Site Plan Showing the Land and Metes and Bounds Description of the Land) attached to this Amendment.
(y)	From and after the Surrender Effective Date, the third sentence of Section 7(a) of Schedule B-1 attached to the Lease is hereby deleted in its entirety and replaced with the following: [**]
(z)	For the avoidance of doubt, Tenant shall be responsible to pay directly to its contractors and vendors any excess of the actual cost of the Office Use Finish Work and the Laboratory Use Finish Work over the Allowance. Tenant shall indemnify, defend and hold harmless Landlord and all Landlord Indemnified Parties from and against all Liabilities arising out of Tenant’s failure to pay any of its contractors or vendors (including, but not limited to, Barr and Barr (and/or its subcontractors)).

(aa)	From and after the Surrender Effective Date, the eleventh sentence of Section 7(a) of Schedule B-1 attached to the Lease is hereby deleted in its entirety.
5.Deposit of Additional Security.  Landlord and Tenant hereby acknowledge and agree that Landlord is holding a letter of credit in the amount of $8,138,655.00, as the Security under the Lease.  In connection with this Amendment, Tenant shall amend the letter of credit within sixty (60) days following the execution and delivery of this Amendment, to increase the amount held by Landlord as Security under the Lease to $10,000,000.00. To effectuate this increase in the Security, Tenant shall deliver to Landlord an amendment to the existing letter of credit evidencing such increase and otherwise satisfying the requirements set forth in Section 28.1 of the Lease.
6.Amendment to Tenant’s Broker Commission Agreement and Use of Tenant’s TI Fund. Each of Landlord and Tenant acknowledges and agrees that, from and after the Surrender Effective Date, Landlord shall have no obligation to make any contribution to Tenant’s TI Fund (including, but not limited to, the “Third Installment” (as that term is defined in Tenant’s Broker Commission Agreement), and that the Tenant’s Brokerage Commission Agreement will be amended on or before the Surrender Effective Date to reflect same. Notwithstanding the foregoing Tenant shall still be entitled to use the amounts remaining in the Tenant’s TI Fund for improvements to Building 500, subject to the reduction to the Allowance set forth in Section 4(y) above.
7.Courtyard and the Courtyard Furniture. Each of Landlord and Tenant acknowledges and agrees that, from and after the Surrender Effective Date, the courtyard between Building 400 and Building 500 (as shown on Exhibit A attached to this Amendment) (the “Courtyard”) shall be a Limited Common Facility under the Declaration and that as such, it shall be for the non-exclusive use by Tenant and any tenant or occupant of Building 400.  Each of Landlord and Tenant acknowledges and agrees that each item of furniture set forth on Schedule H of the Lease (the “Courtyard Furniture”) is, as of the Surrender Effective Date, present in the Courtyard.  Tenant hereby conveys any right, title or interest in the Courtyard Furniture that it may have to Landlord.  The Courtyard Furniture shall remain in the Courtyard and is for the non-exclusive use of Tenant and any tenant or occupant of Building 400. All costs to operate, manager, maintain, repair and replace the Courtyard and the Courtyard Furniture shall be included in Declaration Charges.
8.Access to Building 500 Generators.  Each of Landlord and Tenant acknowledges and agrees that, from and after the Surrender Effective Date, the generators located in the basement of Building 500 (“Generators”), the room in Building 500 in which the Generators are located (the “Generator Room”) and the underground fuel tanks and the related shed located on the Building 500 Land and all wires, lines, pipes, conduits and other apparatus in connection therewith (the “Generator Equipment” and, collectively with the Generators and Generator Room, the “Generator Facility”) shall become a Limited Common Facility under the Declaration. The Generators shall be available for the non-exclusive use by Tenant as well as the non-exclusive use of any tenant or occupant of Building 400 (a “Building 400 User”).  No more than [**] of the capacity of the Generators shall be allocated to either Building 500 or Building 400.  If necessary, Landlord will amend the Declaration to include the Generator Facility as a Limited Common Facility consistent with the terms of this Section 8 of the Amendment. Landlord will promptly provide a copy of such amendment to Tenant. The Association shall be responsible for the operation, management, maintain, repair and replacement of the Generator Facility, with related costs included in Declaration Charges. Access to the Generator Room is available to the Association through the Building 500 loading docks, then through the Premises to the generator room as shown on Exhibit B to this Amendment. Throughout the Term, Tenant shall (i) provide the Association with reasonable physical access to the Generator Room and other portions of the Generator Facility, (ii) provide use of the Building 500 risers and electrical conduits in order for the Association to provide the Building 400 Users with a connection to the Generators, provided such use does not materially diminish Tenant’s rights to use the Generators or the risers and conduits for its own reasonable business purposes, and (iii) reasonably permit access to the Generator Facility in order for the Association to operate, monitor, maintain, repair and replace the Generators and maintain, repair and replace the Generator Facility.  All access to the Generator Facility and the risers and conduits in Building 500 shall be subject to Tenant’s reasonable security protocols and in all cases Tenant shall be given reasonable advance notice of such access.  All costs of operating (including fuel costs and fuel polishing), maintaining, repairing and replacing the Generator Facility (the “Generator Costs”) shall be billed, without markup, as Declaration Charges.
9.Volleyball Court.  Each of Landlord and Tenant acknowledges and agrees that there is a volleyball court on the Building 500 Land (the “Volleyball Court”) and that from and after the Surrender Effective Date, the Volleyball Court shall be excluded from the Premises and shall be a General Common Facility under the Declaration.  As such, it shall be for the non-exclusive use of all Permitted Users (as defined in the Declaration).  All costs to operate, manager, maintain, repair and replace the Volleyball Court shall be included in Declaration Charges.
10.Non-Exclusive Use of Roadways.  Tenant acknowledges and agrees that, from and after the Surrender Effective Date, all roadways located on the Land and the Building 400 Land are available for the non-exclusive use by Tenant and any tenant or occupant of Building 400, provided neither party takes any action nor has any omission that unreasonably interferes with the use by the other.
11.Confirmation of Access to the Telecommunication Point-of-Entry.  Each of Landlord and Tenant acknowledges and agrees that the Campus telecommunication point-of-entry in located on the first floor of Building 500 and is a General Common Facility set forth in Section 3(a)(xiii) of the Declaration and, therefore, is subject to the access and other rights of third parties set forth in the Declaration.
12.Instructions for Payments to Landlord.  In accordance with Section 3.1 of the Lease, Tenant is hereby instructed to pay rent and all other sums due to Landlord under the Lease, by wire transfer of immediately available funds, as follows:

Wiring Instructions:

[**]

13.Change of Tenant’s Address for Copies of Notices.  The address for Tenant’s attorneys has changed. Copies of notices to Tenant shall be sent to the following address:  Chiesa

Shahinian & Giantomasi, PC, 105 Eisenhower Parkway, Roseland, NJ 07068, Attention: Jeffrey M. Gussoff, Esq.
14.Flood Zone Disclosure.  Pursuant to N.J.S.A. 46:8-50, Landlord is required to inform Tenant if the Premises and/or the Property is located in, or if in the future the Premises and/or the Property is determined to be located in, a flood zone or area.  The Premises and the Property are not located wholly or partially in a FEMA Special Flood Hazard Area (“100-year/1% Annual Chance Flood Plain”) and the Premises and the Property are not located wholly or partially in a FEMA Moderate Risk Flood Hazard Area (“500-year/0.2% Annual Chance Flood Plain”).  To Landlord’s actual knowledge as of the date hereof, the Premises (including any portion of the parking areas of the Premises) have never experienced any flood damage, water seepage, or pooled water due to a natural flood event. To Landlord’s Knowledge as of the date hereof, a portion of the Campus is located within flood zones or areas designated as AE and X.
15.Brokers.  Landlord and Tenant each represents and warrants to the other that such party has not dealt with any broker in bringing about this Amendment other than Zell Partnership, Inc. and Cushman and Wakefield, Inc. of New Jersey.  Tenant and Landlord each agrees to hold the other harmless and indemnify and defend the other from and against any and all loss, cost, liability, damage and expense arising out of the inaccuracy of the representation contained in the preceding sentence and each party represents to the other that, other than Zell Partnership, Inc. and Cushman and Wakefield, Inc. of New Jersey, it has not engaged and is not responsible for the payment of a fee, commission or other compensation to any other person in connection with the Lease or this Amendment.  Tenant shall be responsible for the payment of any commission earned and payable to Zell Partnership, Inc. in connection with this Amendment.
16.Defaults.  Tenant and Landlord each represents, warrants and covenants that it is not in default under any of its obligations under the Lease beyond any applicable notice and cure period and that, to the best of its knowledge, the other is not in default of its obligations under the Lease beyond any applicable notice and cure period and no event has occurred nor do any circumstances exist which, with lapse of time or notice or both, would constitute a default by Landlord or Tenant under the Lease as modified by this Amendment.
17.Ratification of Lease.  Except as modified by this Amendment, the Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind the parties hereto and their respective successor and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions contained in this Amendment shall prevail and be paramount.
18.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original and together a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A photocopy, scan or facsimile of an original signature, whether delivered by hard copy or as an electronic email attachment, will have the same legal effect as an originally drawn signature.  An electronic signature inserted by a signatory via a document delivery software system, such as DocuSign or PDF, shall also have the same legal effect as an original ink signature.

19.Binding Effect.This Amendment shall become binding and effective only upon execution and delivery of this Amendment by Landlord and Tenant to the other.
20.Authority.Tenant and Landlord represent and warrant to each other that:  (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Amendment by each applicable party have been duly and validly authorized by its general partners, to the extent required by its partnership agreement and applicable law, if either party is a partnership or, if either party is a limited liability company, by its manager, representative(s) or members to the extent required by its operating agreement and applicable law or, if either party is a corporation, by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to either party’s execution and delivery of this Amendment; and (iii) the individual (or individuals) who executes and delivers this Amendment on behalf of either party is authorized to do so.
21.Lender’s Consent and SNDA.Landlord represents and warrants to Tenant that the current lender has consented to the amendment of the Lease as set forth in this Amendment. Contemporaneously with the execution and delivery of this Amendment, Landlord, Tenant and the current lender shall execute and deliver in form for recording an amendment to the SNDA to evidence the changes in the Premises as contemplated by this Amendment, which amendment to the SNDA shall be in form satisfactory to all parties thereto. Landlord shall cause the amendment to the SNDA to be duly recorded and shall provide a copy of the recorded instrument to Tenant.
22.Additional Documents.Contemporaneously with the execution and delivery of this Amendment, (a) Landlord and Tenant shall execute and deliver in form for recording an amendment to the Memorandum of Lease to evidence the change in the Premises as contemplated by this Amendment, which amendment to the Memorandum of Lease shall be satisfactory to Landlord and Tenant, and (b) Landlord, the Association and other relevant parties, as applicable, shall execute and deliver in form for recording an amendment to the Declaration to evidence the changes to the General Common Facilities and the Limited Common Facilities and the parties’ responsibilities in connection therewith, which amendment to the Declaration shall be in form satisfactory to all parties thereto. Landlord shall cause the amendment to the Memorandum of Lease and the amendment to the Declaration to be duly recorded and shall provide copies of the recorded instruments to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment the day and year first above written.

LANDLORD:
WARREN CC ACQUISITIONS, LLC, a Delaware limited liability company
By:	/s/ Joseph M. Zuber
Name: Joseph M. Zuber
Title: Authorized Signatory

TENANT:

PTC THERAPEUTICS, INC., a Delaware corporation
By:	/s/ Matthew Klein
Name: Matthew Klein
Title: CEO